Exhibit 10.2

AMENDMENT NO. 1
TO
PURCHASE AND LICENSE AGREEMENT
BETWEEN
GRANDE COMMUNICATIONS NETWORKS INC.
AND NORTEL NETWORKS INC.

This Amendment No. 1 to the Purchase and License Agreement is made effective as of the 24th day of January, 2008 (the "Effective Date") by and between Nortel Networks Inc. (''Nortel") and Grande Communications Networks Inc. ("Customer").

WHEREAS, Customer and Nortel entered into a Purchase and License Agreement ("Agreement") dated January 24, 2005, for the sale, licensing, and purchase of Nortel's Products and Services; and,

WHEREAS, Customer and Nortel now wish to, among other things, amend the Agreement to provide for reinstatement and modification of the Agreement and extension of the Term.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, Customer and Nortel hereby agree to amend the Agreement as follows:

1.   The capitalized terms in this Amendment shall have the same meaning as the defined terms in the Agreement.

2.   The parties hereby agree and acknowledge that the Agreement is reinstated as of the Effective Date. The parties further agree that all purchases made between January 24, 2008 and the date of execution of this Amendment shall be deemed to have been purchased pursuant to the terms and conditions of the Agreement. Customer hereby ratifies and affirms all the terms and conditions in the Agreement and agrees to be bound by all such terms and conditions.

The following modifications are made to the Agreement effective as of the Effective Date:

3   The Term described in the preamble to the Agreement shall be amended to read as follows:

"...and continuing ~~for a p~~e~~riod of three (3) y~~e~~ars therefrom~~ until December 31, 2008 ("Term")."

4   Section 3.a) is amended by modifying the first sentence to read as follows:

"a) In consideration of the discounts, terms   and conditions provided to Customer......"

5.   Section 4. is amended by inserting subparagraph "a)" before the first sentence to correct a numbering error.

6.   Section 16, Training, of the Agreement is amended and restated in its entirety as follows:

"16.   Training Credits
a)           Nortel Networks shall make training available to Customer's purchase with respect to the operation, configuration, installation, service, maintenance and support of the Products at current Nortel Networks prices and at Nortel Networks facilities, subject to course and class availability. Upon the request of Customer, Nortel Networks shall provide to Customer such training as Customer requests, at a time and place mutually agreed upon and at the prices to be quoted for such training. Nortel Networks training products and services are listed at the Nortel Networks website for technical training http://www.nortelnetworks.com/knowledgeservices ("Nortel Networks Website for Technical Training"). The training policies as listed at the Nortel Networks Website for Technical Training shall apply. Nortel Networks may change, modify, update and/or add training programs as new Products or Product features/releases are made available. Prices shall be subject to change by Nortel Networks.

b)           Customer shall bear the training costs and cost of transportation, meals, lodging or other incidental expenses of Customer's personnel to, from and during training.

c)           The "Training Bank Dollars" accrued under the Agreement prior to the effective date of this Amendment No. 1 will expire —on March 31, 2008 if not used by Customer and may not be redeemed for cash or other discounts.

d)           Any training tuition charges shall be payable by Customer to Nortel Networks at the prices quoted at the Nortel Networks Website for Technical Training and Customer shall render payment within thirty (30) days of receipt of such invoice.

e)           Nortel Networks may, at its sole and exclusive discretion, attempt to meet any reasonable request by Customer for a course other than the courses listed at the Nortel Networks Website for Technical Training_ ("Customized Training"). The price for Nortel Networks to modify existing training courses/materials or to design new training materials for Customer will be quoted to Customer on a per request basis.

f)           The availability of any training course to Customer as set forth above shall be subject to the prerequisite policy identified by Nortel Networks at the Nortel Networks Website for Technical Training. Nortel Networks training materials are proprietary and copyrighted information. Any use or replication of this material must have written consent by Nortel Networks' Knowledge Services organization.

THE TRAINING MATERIALS AND ANY SUPPORT OR OTHER SERVICES WHICH MAY BE PROVIDED BY NORTEL NETWORKS SHALL BE PROVIDED WITHOUT WARRANTY OF ANY KIND OR NATURE, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. NORTEL NETWORKS DOES NOT WARRANT THAT THE TRAINING MATERIALS WILL BE ERROR-FREE OR THE STUDYING OF THE TRAINING MATERIALS WILL QUALIFY ANY PERSON TO PERFORM ANY FUNCTIONS COVERED BY THE INSTRUCTIONAL MATERIALS. NORTEL NETWORKS SHALL HAVE NO OBLIGATION TO UPDATE OR MONITOR THE USE, REPRODUCTION, OR DISTRIBUTION BY CUSTOMER OR ANY THIRD PARTIES OF SUCH TRAINING MATERIALS. EXCEPT FOR A BREACH OF THE CONFIDENTIALITY PROVISIONS SET FORTH IN THIS AGREEMENT, IN NO EVENT SHALL NORTEL NETWORKS BE LIABLE FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR INDIRECT DAMAGES OF ANY NATURE WHATSOEVER RELATED TO TRAINING MATERIALS AND ANY SUPPORT OR OTHER RELATED SERVICES.

7. All other terms and conditions of the Agreement shall remain in full force and effect, except as modified above, with respect to purchases made after the Amendment No. I Effective Date.

8. The terms of this Amendment 1 shall supercede all oral or prior written statements concerning the subject matter of this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be executed by their duly authorized representatives.

GRANDE COMMUNICATIONS NETWORKS INC.	NORTEL NETWORKS INC.

By: /s/ Brady Adams	By: /s/ Lance Levin

Title: VP Network Operations and Engineering	Title: Counsel, N.A.

Date: 3/18/08	Date: 3-24-2008